Exhibit 10.7

SCHLAGE LOCK COMPANY LLC
SUPPLEMENTAL EMPLOYEE SAVINGS PLAN
Effective as of the Effective Date of the spinoff of Allegion plc from Ingersoll-Rand plc
INTRODUCTION

Schlage Lock Company LLC (the “Company”) established the Schlage Lock Company LLC Employee Savings Plan (the “Qualified Savings Plan”) effective as of the “Effective Date,” as defined in the Separation and Distribution Agreement by and between Ingersoll-Rand plc and Allegion plc (the “Distribution Agreement”) for employees employed by the Company and certain affiliates and subsidiaries of the Company (the “Employees”), under which benefits do not reflect compensation of Employees in excess of the limitation imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) or compensation deferred under the Schlage Lock Company LLC Executive Deferred Compensation Plan (the “Deferral Plan”).

The Company now hereby adopts this Supplemental Savings Plan, effective as of the Effective Date, to provide a vehicle under which Employees can be paid benefits that are supplemental to benefits payable under the Qualified Savings Plan with respect to compensation that is not taken into account under the Qualified Savings Plan.

As of the Effective Date, the account balances of certain participants in the Ingersoll-Rand Company Management Incentive Unit Plan, the Ingersoll-Rand Company Supplemental Employee Savings Plan, and the Ingersoll-Rand Company Supplemental Employee Savings Plan II (collectively, the “Predecessor Plans”) were transferred to this Supplemental Savings Plan (“Transferred Balances”). The Transferred Balances were for (i) Employees who commenced employment with Schlage Lock Company LLC, or one of its affiliates or subsidiaries, prior to the Effective Date and remained employed by Schlage Lock Company LLC, or one of its affiliates, as of the Effective Date, and who thereby did not incur a Separation from Service under the Predecessor Plans and (ii) “Former Allegion Group Employees,” as defined in the Employee Matters Agreement by and between Ingersoll-Rand plc and Allegion plc. Solely for purposes of this Supplemental Savings Plan, such Former Allegion Group Employees shall be considered Employees. The time and form of payment of the Transferred Balances are the same under this Supplemental Savings Plan as under the respective Predecessor Plan.

It is intended that this Supplemental Savings Plan be treated as “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of the Employee Retirement Income Security Act of 1974, as amended. To the extent that Section 409A of the Code applies to the Supplemental Savings Plan, the terms of the Supplemental Savings Plan are intended to comply with Section 409A of the Code and any regulations or other administrative guidance issued thereunder, and such terms shall be interpreted and administered in accordance therewith.

Unless otherwise indicated herein, capitalized terms shall have the same meanings that they have under the Qualified Savings Plan. For purposes of this Supplemental Savings Plan, the term “Separation from Service” means a separation from service under the general rules under Section 409A of the Code, including a separation from service of a Former Allegion Group Employee prior to the Effective Date.

SECTION 1
PARTICIPATION

1.1
Participation. An Employee shall participate under this Supplemental Savings Plan if a Supplemental Company Contribution is creditable to the Employee’s Account under Section 2.3 with respect to compensation earned subsequent to the Effective Date or if the Employee had a Transferred Balance under Section 2.2.

SECTION 2
ACCOUNTS/SUPPLEMENTAL BENEFITS

2.1
Employee Accounts. The Company shall establish on its books an account for each Employee who participates in this Supplemental Savings Plan (each an “Employee Account”). Such Employee Accounts shall consist of separate sub-accounts for the Employee’s Transferred Balance from the Ingersoll-Rand Company Management Incentive Unit Plan, if any, Transferred Balance from the Trane, Inc. Supplemental Savings Plan, if any, Supplemental Matching Contributions, and Supplemental Core Contributions, to be credited in accordance with Sections 2.2 through 2.4 hereof.

2.2
Transferred Balances. An Employee’s account balance(s), if any, under the Predecessor Plans shall be credited to the Employee Account of the Employee under this Supplemental Savings Plan as of the Effective Date. The Company shall maintain on its books a separate sub-account for each Employee’s Transferred Balance from the Ingersoll-Rand Company Management Incentive Unit Plan and Transferred Balance from the Trane, Inc. Supplemental Savings Plan, if any. The Employee’s other Transferred Balances shall be transferred to his Supplemental Matching Contribution sub-account, provided, however, that the portion of his Transferred Balances attributable to Supplemental Core Contributions under the Ingersoll-Rand Company Supplemental Employee Savings Plan II shall be transferred to his Supplemental Core Contribution sub-account. Vesting of any portion of a Transferred Balance attributable to nonvested Supplemental Core Contributions under the Ingersoll-Rand Company Supplemental Employee Savings Plan II shall vest in accordance with Section 3.2.

2.3
Supplemental Company Contributions. An Employee shall be entitled to receive a Supplemental Company Contribution (credited as provided in Section 2.4) for any period subsequent to the Effective Date in which the Employee’s Compensation that would otherwise be taken into account under the Qualified Savings Plan exceeds the limitation provided under Section 401(a)(17) of the Code and/or is not taken into account under the Qualified Savings Plan because it has been deferred under the Deferral Plan. The amount of Supplemental Company Contributions credited to the Employee Account for any such period shall equal the total of:

(a)
the Company Matching Contributions, calculated as if the limitations described above did not apply, less the Company Matching Contributions, if any, made with respect to the Employee under the Qualified Savings Plan for such period (“Supplemental Matching Contributions”); and

(b)
the Company Core Contributions, calculated as if the limitations described above did not apply, less the Company Core Contributions made, if any, with respect to the Employee under the Qualified Savings Plan for such period (“Supplemental Core Contributions”).

Such Supplemental Company Contributions shall be based upon the rate of Company Matching Contributions and Company Core Contributions made with respect to the Employee under the Qualified Savings Plan for the applicable period if the limitations described above did not apply.

2.4	Crediting and Investment Allocation of Supplemental Company Contributions.

(a)
For purposes of determining the amount of investment earnings to be credited to his Employee Account, an Employee may elect to allocate Supplemental Company Contributions (or to separately allocate Supplemental Matching Contributions and Supplemental Core Contributions) to or among Common Stock Units or any of the investment options available under the Qualified Savings Plan, other than a self-directed brokerage window, subject to such limitations as may be established by the Administrative Committee. In the event the Employee fails to make an investment selection with respect to his Supplemental Company Contributions credited for any period after the Effective Date, such Supplemental Company Contributions shall be credited to the applicable target-date retirement fund offered under the Qualified Savings Plan. An Employee’s investment allocations with respect to his Transferred Balances and his investment elections under the Ingersoll-Rand Supplemental Savings Plan II shall be mapped to this Supplemental Savings Plan as of the Effective Date in accordance with the mapping strategy for the Qualified Savings Plan and shall remain in effect unless and until the Employee elects otherwise pursuant to Section 2.4(b), provided, however, that

(i)	investment elections of common stock units of Ingersoll-Rand plc shall be treated as investment elections of Common Stock Units; and

(ii)
any Transferred Balances allocated to common stock units of Ingersoll-Rand plc immediately before the Effective Date will be converted to Common Stock Units of equal value as of the Effective Date by dividing the number of common stuck units of Ingersoll-Rand plc held by the Employee by a fraction, the numerator of which is the opening trading price of ordinary shares of Allegion plc on the NYSE on the first trading day following the Effective Date and the denominator of which is the closing trading price of ordinary shares of Ingersoll Rand plc on the NYSE on the last trading day prior to the Effective Date. If the resulting product includes a fractional unit, the number of units shall be rounded up.

(b)
Subject to the Company’s policies regarding insider trading, an Employee may change his investment allocations with respect to amounts credited to his Employee Account and to future Supplemental Company Contributions on a daily or such other basis as approved by the Administrative Committee. An Employee’s selected investment allocations will remain in effect and may be changed by the Employee after his Separation from Service and before the date of payment under Section 4.1.

(c)
For purposes of determining the balance of an Employee’s Employee Account, investment allocations to or changes from Common Stock Units or other investment options shall be valued in accordance with the recordkeeping procedures established under the Qualified Savings Plan.

(d)
On the date of payment of each cash dividend in respect of the Common Stock, each Employee Account credited with Common Stock Units as of such date shall be credited with additional Common Stock Units in the same manner and at the same time as determined under the recordkeeping procedures established for the Qualified Savings Plan.

(e)
In the event of any stock dividend on the Common Stock or any split-up or combination of shares of the Common Stock, appropriate adjustment shall be made by the Administrative Committee (hereinafter defined) in the aggregate number of Common Stock Units credited to each Employee Account.

(f)	Definitions. For purposes of this Supplemental Savings Plan, the following terms shall have the meanings set forth below:

(i)	“Common Stock” means the ordinary shares, par value $1.00 per share, of Allegion plc, an Irish company.

(ii)
“Common Stock Unit” means the right to receive dividends in respect of the Common Stock and the right to receive the fair market value of one unit of Common Stock as determined under the recordkeeping procedures established for the Company Stock Fund under the Qualified Savings Plan.

(iii)	“Compensation” means Compensation as defined in the Qualified Savings Plan.

(g)
Notwithstanding any other provision of this Supplemental Savings Plan that may be interpreted to the contrary, an Employee’s investment allocations, including Common Stock Units, are to be used for measurement purposes only, and an Employee’s election of any investment option, the crediting to his or her Employee Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to an Employee’s Employee Account shall not constitute or be construed in any manner as an actual investment of his or her Employee Account balance in any such investment option. In the event that the Company, in its own discretion, decides to invest funds in any or all of the investment options, no Employee shall have any rights in or to such investments themselves. Without limiting the foregoing, an Employee’s Employee Account shall at all times be a bookkeeping entry only and shall not represent any investment made on the Employee’s behalf by the Company. The Employee shall at all times remain an unsecured creditor of the Company.

SECTION 3
VESTING AND FORFEITURES

3.1	Supplemental Matching Contributions. An Employee shall at all times be fully vested in that portion of his Employee Account attributable to Supplemental Matching Contributions.

3.2	Supplemental Core Contributions.

(a)	An Employee shall be vested in that portion of his Employee Account attributable to Supplemental Core Contributions (including any portion of his Supplemental

Core Contribution sub-account attributable to Supplemental Core Contributions under the Ingersoll-Rand Company Supplemental Employee Savings Plan II) only at such date as he becomes vested in his Company Core Contributions under the Qualified Savings Plan.

(b)
If an Employee is not vested in the balance of his Employee Account attributable to Supplemental Core Contributions as of the date of his Separation from Service (including any portion of his Supplemental Core Contribution sub-account attributable to Supplemental Core Contributions under the Ingersoll-Rand Company Supplemental Employee Savings Plan II), such balance shall be forfeited as of the Valuation Date of such Separation from Service (the “forfeiture date”).

(c)
In the event an Employee is reemployed prior to the sixth anniversary of the date of his Separation from Service, the nonvested balance of his Employee Account attributable to Supplemental Core Contributions which was forfeited in accordance with the provisions of paragraph (b) above (including any portion of his Supplemental Core Contribution sub-account attributable to Supplemental Core Contributions under the Ingersoll-Rand Company Supplemental Employee Savings Plan II) shall be restored to such Employee’s Employee Account on the Valuation Date coincident with or next following his date of reemployment.

SECTION 4
DISTRIBUTIONS

4.1    Time and Form of Distribution.

(a)
The balance credited to an Employee’s Employee Account (other than any portion attributable a Transferred Balance from the Trane, Inc. Supplemental Savings Plan, if any, or the Ingersoll-Rand Company Management Incentive Unit Plan) shall be payable in the form of a cash lump sum on the later of (a) the first business day of the first calendar year following the date of the Employee’s Separation from Service, or (b) the first business day that is six (6) months after the date of such Employee’s Separation from Service.

(b)
Notwithstanding Section 4.1(a), the portion of an Employee’s Employee Account attributable to his balance under the Ingersoll-Rand Company Management Incentive Unit Plan shall be payable in the form of a cash lump sum on the first day of the month that is at least sixty (60) days following the date of the Employee’s Separation from Service, provided, however, that if the Employee is a “specified employee” as defined for purposes of Section 409A of the Code, any distribution under this Section 4.1(b) shall not be made until the first day of the month that is at least six (6) months after the date of the Employee’s Separation from Service.

(c)
Upon the death of the Employee, any remaining balance in the Employee’s Employee Account shall be payable to the Employee’s beneficiary(ies) under the Qualified Savings Plan (or, in the case of a Former Allegion Group Employee, his beneficiary(ies) under the Ingersoll-Rand Company Employee Savings Plan) thirty (30) days after the date of the Employee’s death, or as soon as practicable thereafter, provided, however, that any remaining Transferred Balance from the Ingersoll-Rand Company Management Incentive Unit Plan shall be payable on the first day of the month that is at least sixty (60) days following the date of the Employee’s death (or, if earlier, the first day of the month that is at least six (6) months following the date of the Employee’s Separation from Service).

(d)	All payments shall be valued as of the Valuation Date immedidately preceding the date of payment.

4.2	Payment of Benefits. The benefits payable under this Supplemental Savings Plan shall be paid to an Employee (or beneficiary(ies)) by the Company.

SECTION 5
FUNDING

5.1
Establishment of Trust. Except as provided in Section 6.1 hereof, the Company shall have no obligation to fund the Employee Accounts hereunder. The Company may, however, in its sole discretion transfer assets to a trust fund to assist it in meeting its obligations under this Supplemental Savings Plan. The trust agreement shall provide that all amounts contributed to the trust, together with earnings thereon, shall be invested and reinvested as provided therein.

5.2
Rights of Creditors. The assets held by the trust shall be subject to the claims of general creditors of the Company in the event of the Company’s insolvency. The rights of an Employee to the assets of such trust fund shall not be superior to those of an unsecured creditor of the Company.

5.3
Disbursement of Funds. All contributions to the trust fund shall be held and disbursed in accordance with the provisions of the related trust agreement. No portion of the trust fund may be returned to the Company other than in accordance with the terms of the related trust agreement.

5.4
Company Obligation. Notwithstanding any provisions of any such trust agreement to the contrary, the Company shall remain obligated to pay benefits under this Supplemental Savings Plan. Nothing in this Supplemental Savings Plan or any such trust agreement shall relieve the Company of its liabilities to pay benefits under this Supplemental Savings Plan except to the extent those liabilities are met by the distribution of trust assets.

SECTION 6
CHANGE IN CONTROL

6.1
Contributions to Trust. In the event that the Board of Directors of the Company is informed by the Board of Directors of Allegion plc that a Change in Control of Allegion plc has occurred, Schlage Lock Company LLC shall be obligated to establish a grantor trust and to contribute to the grantor trust an amount equal to the balance credited to each Employee’s Employee Account established hereunder, such Employee Accounts to be valued as of the last day of the calendar month immediately preceding the date the Board of Directors of Schlage Lock Company LLC was informed that a Change in Control has occurred. Notwithstanding the foregoing, no contribution to which Code section 409A(b)(3) applies shall be made to the trust with respect to the benefits owed to any Employee.

6.2	Amendments. This Supplemental Savings Plan may not be amended for two (2) years following a Change in Control.

6.3	Definition of Change in Control. For purposes hereof, a Change in Control shall have the meaning designated in the Allegion plc Incentive Stock Plan of 2013 or any successor plan thereto.

SECTION 7
MISCELLANEOUS

7.1
Amendment and Termination. Except as provided in Section 6.2, this Supplemental Savings Plan may, at any time and from time to time, be amended or terminated without the consent of any Employee or beneficiary, (a) by the Board of Directors of Allegion plc or the Compensation Committee (as designated in Section 7.6), or (b) in the case of amendments which do not materially modify the provisions hereof, the Administrative Committee (as described in Section 7.6), provided, however, that no such amendment or termination shall reduce any benefits accrued under the terms of this Supplemental Savings Plan as of the date of termination or amendment.

7.2
No Contract of Employment. The establishment of this Supplemental Savings Plan or any modification thereof shall not give any Employee or other person the right to remain in the service of the Company or any of its subsidiaries, and all Employees and other persons shall remain subject to discharge to the same extent as if the Supplemental Savings Plan had never been adopted.

7.3	Limitation of Rights. Nothing in this Supplemental Savings Plan shall be construed to give any Employee any rights whatsoever with respect to shares of Common Stock.

7.4
Withholding. The Company shall be entitled to withhold from any payment due under this Supplemental Savings Plan any and all taxes of any nature required by any government to be withheld from such payment.

7.5	Loans. No loans to Employees shall be permitted under this Supplemental Savings Plan.

7.6
Compensation Committee. This Supplemental Savings Plan shall be administered by the Compensation Committee (or any successor committee) of the Board of Directors of Allegion plc (the “Compensation Committee”). The Compensation Committee has delegated to the Administrative Committee appointed by the Company’s Chief Executive Officer (the “Administrative Committee”) the authority to administer this Supplemental Savings Plan in accordance with its terms. Subject to review by the Compensation Committee, the Administrative Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Administrative Committee of the claim for benefits under this Supplemental Savings Plan by an Employee or beneficiary shall be stated in writing by the Administrative Committee in accordance with the claims procedures annexed hereto as Appendix I.

7.7
Entire Agreement; Successors. This Supplemental Savings Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Company and any Employee regarding this Supplemental Savings Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Employee relating to the subject matter hereof, other than those set forth herein. This Supplemental Savings Plan and any amendment hereof shall be binding on the Company and the Employees and their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated beneficiaries of the Employee.

7.8
Severability. If any provision of this Supplemental Savings Plan shall, to any extent, be invalid or unenforceable, the remainder of this Supplemental Savings Plan shall not be affected thereby, and each provision of this Supplemental Savings Plan shall be valid and enforceable to the fullest extent permitted by law.

7.9
Application of Plan Provisions. All relevant provisions of the Qualified Savings Plan and, as applicable, of the Ingersoll-Rand Company Employee Savings Plan, to the extent not inconsistent with Section 409A of the Code, shall apply to the extent applicable to the obligations of the Company under this Supplemental Savings Plan. Benefits provided under this Supplemental Savings Plan are independent of, and in addition to, any payments made to Employees under any other plan, program, or agreement between the Company and Employees eligible to participate in this Supplemental Savings Plan, or any other compensation payable to any Employee by the Company or by any subsidiary or affiliate of the Company.

7.10	Governing Law. Except as preempted by federal law, the laws of the State of Delaware shall govern this Supplemental Savings Plan.

7.11
Participant as General Creditor. Benefits under this Supplemental Savings Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits at its discretion, provided, however, that no Employee eligible to participate in this Supplemental Savings Plan shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under this Supplemental Savings Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company.

7.12
Nonassignability. To the extent permitted by law, the right of any Employee or any beneficiary in any benefit hereunder shall not be subject to attachment, garnishment, or other legal process for the debts of such Employee or beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, pledge, transfer, assignment or encumbrance.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized representative on ____________, 2013.

SCHLAGE LOCK COMPANY LLC

By:
Barbara A. Santoro
Secretary

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APPENDIX I

Claim Procedures
Employees, their beneficiaries, if applicable, or any individual duly authorized by them, shall have the right under the Plan and the Employee Retirement Income Security Act of 1974, as amended (ERISA), to file a written claim for benefits from the Plan in the event of a dispute over such Employee’s entitlement to benefits. All claims must be submitted to the Administrative Committee, or its delegate, in writing and within one year of the date on which the lump sum payment was made or allegedly should have been made. For all other claims, the date on which the action complained of occurred.

Timing of Claim Decision
If a Employee’s claim is denied, in whole or in part, the Administrative Committee, or its delegate, will give the Employee (or his or her representative) a written (or electronic) notice of the decision within 90 days after the Employee’s claim is received by the Administrative Committee, or its delegate, or within 180 days if special circumstances require an extension of time with respect to a determination of the claim. If the claim for benefits relates to disability benefits, the Employee (or his or her representative) will be given a written (or electronic) notice within 45 days after his or her claim is received by the Administrative Committee, or its delegate, unless special circumstances require an extension of time. The Administrative Committee, or its delegate, may extend the period no more than twice for up to 30 days for each extension to make a determination of a disability benefit claim. The Employee (or his or her representative) will be notified if any extensions are required, the special circumstances requiring an extension, and the date a determination is expected. If any additional information is needed to process an Employee’s claim for disability benefit claim, the Employee will be advised of the additional information that is needed and the standards on which the benefit entitlement is based, and he or she will have at least 45 days to provide the needed information. Failure to provide additional requested information may result in the denial of the claim.

Notice of Claim Denial
If the Employee is denied a claim for benefits, the Administrative Committee, or its delegate, will provide such Employee with a written or electronic notice setting forth:
1.The specific reason(s) for the denial;
2.Specific reference(s) to pertinent Plan provisions upon which the denial is based;
3.A description of any additional material or information necessary for you to perfect the claim, and an explanation of why such material or information is necessary;
4.A description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of your right to bring a civil action under Section 502(a) of ERISA following a the exhaustion of the Plans’ administrative process;

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5.If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule, guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and,
6.A statement that you have the right to appeal the decision.

Appeal of Claim Denial
The Employee(or his or her representative) may request a review of a denial of a claim to the Administrative Committee, or its delegate, by filing a written application for review within 60 days (or, for disability claims, 180 days) after his or her receipt of the written notice of the denial of the claim. The filing of an appeal is mandatory if the Employee later determines that he or she wants to initiate a lawsuit under ERISA Section 502(a). The Administrative Committee, or its delegate, will conduct a full and fair review of the claim denial. The review shall:
1.Not afford deference to the initial adverse benefit determination,
2.Provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the appeal, if applicable
3.Be conducted by someone that did not take part in the adverse determination under appeal and is not a subordinate of someone who did.
The Employee shall have the opportunity to submit written comments, documents, records and other information relating to his or her claim without regard to whether such information was submitted or considered in the initial benefit determination. The Administrative Committee will re-examine your claim, along with all comments, documents, records and other information that you submit relating to the claim, regardless of whether or not it was submitted or considered in the initial determination. In deciding an appeal that is based in whole or in part on a medical judgment, the decision maker shall consult with a health care professional who has appropriate experience in the field of medicine and who was not consulted in connection with the initial adverse determination and is not the subordinate of someone who did.

Timing of Decision on Appeal
The Administrative Committee, or its delegate, shall notify the Employee (or his or her representative) of the determination on review within 60 days (or, for disability claims, 45 days) after receipt of the Employee’s request for review, unless the Administrative Committee, or its delegate, determines that special circumstances require an extension. The extension may not be longer than 60 days (or, for disability claims, 45 days). The Employee(or his or her representative) shall be notified if any extension is required, the special circumstances requiring an extension and the date when a determination is expected before the end of the initial 60 day (for disability claims, 45 day) period. Subject to the Compensation Committee, the Administrative Committee’s, or its delegate’s, decision shall be final and binding on all parties.

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Notice of Benefit Determination on Review of an Appeal
The Administrative Committee, or its delegate, will provide the Employee (or his or her representative) with a written or electronic notice of the determination on review and, if the claim on review is denied:
1.The specific reason or reasons for the denial;
2.The specific Plan provision(s) on which the decision is based;
3.A statement that the Employee is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim for benefits;
4.If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and
5.A statement that the Employee shall have a right to bring a civil action under Section 502(a) of ERISA following exhaustion of the Plans’ administrative processes.

Discretionary Authority to Decide Claims and Appeals
The Administrative Committee, or its delegate, shall have full discretionary authority to determine eligibility under the Plan’s terms, to interpret and apply the terms and provisions of the Plans, to resolve discrepancies and ambiguities, and to make final decisions on the appeal by an Employee of an initial denied claim. Subject to Compensation Committee, the Administrative Committee’s, or its delegate’s, decision will be final and binding on all parties.

Right to File a Lawsuit Under ERISA
In the event an Employee’s appeal under a Plan is denied by the Administrative Committee, or its delegate, he or she shall have the right to file a lawsuit under ERISA Section 502(a). Any such lawsuit must be filed within 12 months of the appeal having been denied. Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the State of Delaware.

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